                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): February 9, 2004

                                   ----------

                              Stonepath Group, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                         001-16105               65-0867684
-----------------------------     ------------------------   -------------------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


    1600 Market Street, Suite 1515
       Philadelphia, Pennsylvania                                  19103
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (215) 979-8370

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

General Explanation
-------------------

The purpose of this Report is to amend the Registrant's Current Report on Form 8-K dated February 9, 2004 (the "Initial Report") that was filed with the Securities and Exchange Commission on February 24, 2004, which reported on the acquisition by the Company of a 55% interest in Shaanxi Sunshine Cargo Services International Co., Ltd. This Report amends the Initial Report so as to provide the information required under Item 7(b) of Form 8-K.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

       (b) Pro Forma Financial Information.

            (i) Unaudited Pro Forma Condensed Consolidated Financial
                Statements of Stonepath Group, Inc.

                Pro Forma Balance Sheet, December 31, 2003

                Pro Forma Statement of Operations, Year Ended December 31, 2003

       (c) Exhibits (referenced to Item 601 of Regulation S-K).

       2.9 Amended and Restated Contract for the Sale of Assets by and between Stonepath Holdings (Hong Kong) Limited and Andy Tsai, dated November 10, 2003. ***

       2.10    Amendment Letter Agreement dated February 9, 2004, to the
               Amended and Restated Contract for the Sale of Assets by and between Stonepath Holdings (Hong Kong) Limited and Andy Tsai. ***

       23.1    Independent Auditors' Consent ***

       99.1    Press Release dated February 10, 2004 ***


       *** Exhibits previously filed with the Current Report on Form 8-K dated February 9, 2004 and filed on February 24, 2004.

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


BASIS OF PRESENTATION

         On February 9, 2004, Stonepath Group, Inc. (the "Company"), through its wholly owned subsidiary, Stonepath Holdings (Hong Kong) Limited, acquired a 55% interest in Shaanxi Sunshine Cargo Services International Co., Ltd. ("Shaanxi"). Shaanxi is a Class A licensed freight forwarder headquartered in Shanghai, PRC, that provides its clients with a wide range of customized transportation and logistics services and supply chain solutions, including global freight forwarding, warehousing and distribution, shipping services and special freight handling.

         Shaanxi is the successor, by way of asset acquisition, to the freight forwarding business formerly operated by Andy Tsai since 1993 as the Shanghai branch of Shaanxi Sunshine Express International Co., Ltd. (the "Business"). The substance of the transaction resulted in the contribution by Andy Tsai of the Business to Shaanxi, in exchange for a 45% interest in Shaanxi (of which 5% ultimately was retained by a third party), concurrent with an acquisition of a 55% interest in Shaanxi by the Company for the purchase consideration identified below.

         The assets acquired consist primarily of the goodwill and other intangibles such as intellectual property, employee base, operating methods, systems and customer relationships associated with the operations of the Business. Personal property consisting primarily of office equipment, cash and eligible accounts receivable were also acquired. In addition, accounts payable and certain leases were assumed as part of the acquisition.

         In consideration for its interest in the acquired Business, the Company paid $5.5 million at closing through a combination of $3.5 million cash and $2.0 million in value of the Company's stock, consisting of 630,915 shares of the Company's common stock valued at $3.17 per share. The shares are subject to a one year restriction upon resale, and are subject to pro rata forfeiture based upon a formula that measures the actual pre-tax net income of the Business through December 31, 2004, versus the targeted level of income of $4 million (on an annualized basis). The Company has agreed to issue additional shares of its common stock to Mr. Tsai if at the end of the one year restrictive period, the Company's common shares are trading at a price of less than $3.17 per share. The Company also agreed to an earn-out arrangement over a period of five (5) years of up to $5.5 million ($1.1 million per year) contingent upon Shaanxi realizing pre-tax net income of at least $4 million per year during the earn-out period. As additional purchase price, on a post-closing basis, the Company has also agreed to pay for excess closing date working capital estimated at between $1 and $2 million.

         The contingent payments will be accounted for as additional cost of Shaanxi when the earnings contingency is resolved and the consideration is issued or becomes issuable. Accordingly, the purchase price allocation presented herein is preliminary and includes only the $5.5 million paid at closing plus approximately $220 thousand of capitalized closing costs.

         To facilitate a smooth transition, the transaction took effect March 1, 2004. Additionally, because the Company reports its offshore operations on a one month lag, the earnings impact of the acquisition will first be reflected in the Company's consolidated second quarter.

         The following unaudited pro forma condensed consolidated balance sheet at December 31, 2003 presents the Company's acquisition of Shaanxi as if it had occurred on November 30, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 presents the Company's acquisition of Shaanxi as if it had occurred on December 1, 2002. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial information are contained in the accompanying explanatory notes.

         The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transaction been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the Company and Shaanxi and should be read in conjunction with those statements and the related notes.


                                                     STONEPATH GROUP, INC.
                                    Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                       December 31, 2003
                                                     (amounts in thousands)

                                                                 Historical
                                                       -----------------------------        Pro Forma
                                                         Stonepath       Shaanxi (1)       Adjustments               Pro Forma
                                                       -------------    ------------       ------------              ---------
Current assets:
       Cash and cash equivalents                         $  3,074          $  2,050         $  (3,500) (a)           $   3,074
                                                                                                3,500  (d)
                                                                                               (2,050) (b)
       Accounts receivable, net                            38,470            17,279           (17,279) (b)              38,470
       Other current assets                                 2,231                64               (64) (b)               2,231
                                                         --------          --------         ---------                ---------

                Total current assets                       43,775            19,393           (19,393)                  43,775

Goodwill and acquired intangibles, net                     42,540                 -             5,707  (c)              48,247
Furniture and equipment, net                                7,063             1,643            (1,554) (b)(c)            7,152
Other assets                                                3,060                 5              (168) (b)(e)            2,897
                                                         --------          --------         ---------                ---------

                                                         $ 96,438          $ 21,041         $ (15,408)               $ 102,071
                                                         ========          ========         =========                =========

Current liabilities:
       Accounts payable                                  $ 16,119          $ 14,365         $ (14,365) (b)           $  16,212
                                                                                                   93  (e)
       Line of credit - bank                                    -                 -             3,500  (d)               3,500
       Earn-out payable                                     6,624                 -                 -                    6,624
       Accrued payroll and expenses                         4,030                 -                 -                    4,030
       Other current liabilities                              671                 -                 -                      671
                                                         --------          --------         ---------                ---------

                Total current liabilities                  27,444            14,365           (10,772)                  31,037

Capital lease obligation - long term                        1,135                 -                 -                    1,135
                                                         --------          --------         ---------                ---------

                Total liabilities                          28,579            14,365           (10,772)                  32,172
                                                         --------          --------         ---------                ---------

Minority interest                                           1,346                 -                40  (f)               1,386

Stockholders' equity
       Preferred stock                                          -                 -                 -                        -
       Common stock                                            38                 1                 1  (a)(b)               40
       Additional paid in capital                         220,068               111             1,887  (a)(b)          222,066
       Accumulated earnings (deficit)                    (153,572)            6,564            (6,564) (b)            (153,572)
       Deferred compensation                                  (21)                -                 -                      (21)
                                                         --------          --------         ---------                ---------

                Total stockholders' equity                 66,513             6,676            (4,676)                  68,513
                                                         --------          --------         ---------                ---------

                                                         $ 96,438          $ 21,041         $ (15,408)               $ 102,071
                                                         ========          ========         =========                =========

 (1)   Shaanxi data is presented as of November 30, 2003 to conform with the Company's accounting policy for consolidation of foreign subsidiaries

       Pro Forma Adjustments
       ---------------------

 (a)   To reflect payment of $3.5 million in cash and $2.0 million in Company stock paid at closing.

 (b)   To reflect the elimination of assets, liabilities and equity balances not acquired in the asset purchase.

 (c)   To reflect goodwill and other acquired intangibles.  Purchase price allocated as follows:

                            Furniture and equipment                                                                  $      89
                            Covenant-not-to-compete (preliminary)                                                          341
                            Customer relationship intangible (preliminary)                                               2,072
                            Goodwill (preliminary)                                                                       3,294
                            Minority interest                                                                              (40)
                                                                                                                     ---------
                                                                               Net assets acquired                   $   5,756
                                                                                                                     =========
 (d)   To reflect $3.5 million of incremental borrowings in connection with the transaction.

 (e)   To reflect approximately $220 thousand of capitalized direct acquisition costs.

 (f)   To reflect 45% minority interest in $89 thousand of acquired net assets (historical cost basis).

                                                     STONEPATH GROUP, INC.
                               Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                  Year ended December 31, 2003
                                 (amounts in thousands, except share and per share information)


                                                                 Historical
                                                      ------------------------------        Pro Forma
                                                       Stonepath         Shaanxi (1)       Adjustments              Pro Forma
                                                      -----------        -----------       -----------             -----------
Total revenue                                         $   220,304          $ 67,701         $       -              $   288,005
Cost of transportation                                    153,718            62,291                 -                  216,009
                                                      -----------          --------         ---------              -----------

Net revenue                                                66,586             5,410                 -                   71,996

Selling, general and administrative costs                  60,300             2,711               586  (a)              63,598
                                                      -----------          --------         ---------              -----------

Income from operations                                      6,286             2,699              (586)                   8,399

Other income (expense)                                         (8)               67              (140) (b)                 (81)
                                                      -----------          --------         ---------              -----------

Income before income taxes and minority interest            6,278             2,766              (726)                   8,317
Income tax expense (benefit)                               (1,311)            1,033              (226) (c)                (504)
Minority interest                                             187                 -               780  (d)                 967
                                                      -----------          --------         ---------              -----------

Income from continuing operations                     $     7,402          $  1,733         $  (1,280)             $     7,854
                                                      ===========          ========         =========              ===========

Basic earnings per common share                       $      0.25                                                  $      0.26

Diluted earnings per common share                     $      0.19                                                  $      0.20


Basic weighted average common                          29,625,585                                                   30,256,500
shares outstanding

Diluted weighted average common                        39,063,311                                                   39,694,226
shares outstanding


 (1)   Shaanxi data is presented for the twelve month period from December 1, 2002 to November 30, 2003 to conform with the Company's accounting policy for consolidation of foreign subsidiaries.

       Pro Forma Adjustments
       ---------------------

 (a)   To reflect amortization of the acquired customer relationship intangible under the declining balance method using a
       25% rate and the acquired covenant not to compete intangible under the straight line method over five years.

 (b)   To reflect incremental interest expense at 4.0% associated with borrowings for the $3.5 million in cash paid at closing.

 (c)   To reflect income tax benefit.

 (d)   To reflect the 45% minority interest in Shaanxi.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                STONEPATH GROUP, INC.



Date: April 23, 2004            By:  Dennis L. Pelino
                                     -------------------------------------------
                                     Name:  Dennis L. Pelino
                                     Title: Chairman and Chief Executive Officer